UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Leuthold Funds, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	84-2579623
(State of incorporation or organization)	(IRS Employer Identification No.)
c/o The Leuthold Group, LLC 150 South Fifth Street Suite 1700 Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	NYSE Arca

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Registration No. 033-96634
Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.  Description of Registrant’s Securities to be Registered.
A description of the shares of common stock, par value $0.0001 per share, of Leuthold Core ETF, a series of Leuthold Funds, Inc. (the “Company”), to be registered hereunder is set forth in the Post-Effective Amendment No. 50 to the Company’s Registration Statement on Form N-1A (File Nos. 033-96634; 811-09094; referred to herein as the “Registration Statement”) as filed with the Securities and Exchange Commission on July 17, 2019, which description is incorporated herein by reference.  The I.R.S. Employer Identification Number of the Leuthold Core ETF is 84-2579623.
Item 2.  Exhibits.
1.
The Company’s Articles of Incorporation are included as an exhibit to Post-Effective Amendment No. 3 to the Registration Statement and incorporated herein by reference thereto (Post-Effective Amendment No. 3 was filed on January 26, 1998 and its accession number is 0000897069-98-000011).

2.
Articles Supplementary to the Articles of Incorporation are included as exhibits to the following filings, and incorporated herein by reference thereto: (a) Post-Effective Amendment No. 6 to the Registration Statement (Post-Effective Amendment No. 6 was filed on March 31, 2000 and its accession number is 0000897069-00-000206); (b) Post-Effective Amendment No. 16 to the Registration Statement (Post-Effective Amendment No. 16 was filed on January 30, 2006 and its accession number is 0000897069-06-000222); (c) Post-Effective Amendment No. 18 to the Registration Statement (Post-Effective Amendment No. 18 was filed on May 19, 2006 and its accession number is 0000897069-06-001366); (d) Post-Effective Amendment No. 20 to the Registration Statement (Post-Effective Amendment No. 20 was filed on November 13, 2006 and its accession number is 0000897069-06-002390); (e) Post-Effective Amendment No. 22 to the Registration Statement (Post-Effective Amendment No. 22 was filed on January 30, 2007 and its accession number is 0000897069-07-000221); (f) Post-Effective Amendment No. 24 to the Registration Statement (Post-Effective Amendment No. 24 was filed on November 16, 2007 and its accession number is 0000897069-07-002059); (g) Post-Effective Amendment No. 25 to the Registration Statement (Post-Effective Amendment No. 25 was filed on January 31, 2008 and its accession number is 0000897069-08-000193); (h) Post-Effective Amendment No. 28 to the Registration Statement (Post-Effective Amendment No. 28 was filed on November 30, 2009 and its accession number is 0000897101-09-002462); and (i) Post-Effective Amendment No. 31 to the Registration Statement (Post-Effective Amendment No. 31 was filed on May 13, 2010 and its accession number is 0000897101-10-001026).

3.	Articles Supplementary dated December 20, 2019 - filed herewith.

4.
The Company’s Bylaws are included as an exhibit to Post-Effective Amendment No. 3 to the Registration Statement and incorporated herein by reference thereto.  Post-Effective Amendment No. 3 was filed on January 26, 1998 and its accession number is 0000897069-98-000011.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  January 3, 2020                              LEUTHOLD FUNDS, INC.

By: /s/ Roger A. Peters
Name: Roger A. Peters
Title:  Vice President and Chief Compliance Officer

ARTICLES SUPPLEMENTARY TO
ARTICLES OF INCORPORATION OF
LEUTHOLD FUNDS, INC.
The undersigned officers of Leuthold Funds, Inc. (the “Company”), a corporation duly organized and existing under the Maryland General Corporation Law (the “MGCL”), do hereby certify:
FIRST:  That the name of the Company is Leuthold Funds, Inc.
SECOND:  That the Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as an open-end management investment company.
THIRD:  That in accordance with Section 2-208 of the MGCL the following amendments to the Company’s Articles of Incorporation were approved by a majority of the entire Board of Directors of the Company, as specified below in that order:
(A) reclassifying the following classes, all of which are unissued, as undesignated:
Class D Common Stock (Leuthold Asset Allocation Fund)
Class DI Common Stock (Leuthold Asset Allocation Fund Institutional Shares)
Class E Common Stock (Leuthold Select Equities Fund)
Class F Common Stock (Leuthold Undervalued and Unloved Fund)
Class H Common Stock (Leuthold Global Clean Technology Fund)
Class HI Common Stock (Leuthold Global Clean Technology Fund Institutional Shares)
Class I Common Stock (Leuthold Hedged Equity Fund)
Class II Common Stock (Leuthold Hedged Equity Fund Institutional Shares)
Class J Common Stock (Leuthold Global Industries Fund)
Class JI Common Stock (Leuthold Global Industries Fund Institutional Shares);
(B) following the reclassifications referenced above, reclassifying Class G Common Stock (Leuthold Global Fund) and Class GI Common Stock (Leuthold Global Fund Institutional Shares) as Class D Common Stock (Leuthold Global Fund) and Class DI Common Stock (Leuthold Global Fund Institutional Shares), respectively;
(C) following the reclassifications referenced above, designating and classifying 250,000,000 shares of Common Stock as Class E Common Stock (Leuthold Core ETF);
(D) following the reclassifications referenced above, reclassifying Class G Common Stock (Leuthold Global Fund) and Class GI Common Stock (Leuthold Global Fund Institutional Shares) as undesignated; and
(E) authorizing and directing the filing of these Articles Supplementary for record with the State Department of Assessments and Taxation of Maryland (the “Department”).

FOURTH:  That the table below sets forth the classifications and authorized number of shares of Common Stock of each class immediately before effecting the Amendments:
Class	Number of Shares	Aggregate Par Value
Class A Common Stock (Leuthold Core Investment Fund)	250,000,000	$25,000
Class AI Common Stock (Leuthold Core Investment Fund Institutional Shares)	250,000,000	$25,000
Class B Common Stock (Leuthold Select Industries Fund)	250,000,000	$25,000
Class C Common Stock (Grizzly Short Fund)	250,000,000	$25,000
Class D Common Stock (Leuthold Asset Allocation Fund)	250,000,000	$25,000
Class DI Common Stock (Leuthold Asset Allocation Fund Institutional Shares)	250,000,000	$25,000
Class E Common Stock (Leuthold Select Equities Fund)	250,000,000	$25,000
Class F Common Stock (Leuthold Undervalued and Unloved Fund)	250,000,000	$25,000
Class G Common Stock (Leuthold Global Fund)	250,000,000	$25,000
Class GI Common Stock (Leuthold Global Fund Institutional Shares)	250,000,000	$25,000
Class H Common Stock (Leuthold Global Clean Technology Fund)	250,000,000	$25,000
Class HI Common Stock (Leuthold Global Clean Technology Fund Institutional Shares)	250,000,000	$25,000
Class I Common Stock (Leuthold Hedged Equity Fund)	250,000,000	$25,000
Class II Common Stock (Leuthold Hedged Equity Fund Institutional Shares)	250,000,000	$25,000
Class J Common Stock (Leuthold Global Industries Fund)	250,000,000	$25,000
Class JI Common Stock (Leuthold Global Industries Fund Institutional Shares)	250,000,000	$25,000
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FIFTH:  That the table below sets forth the classifications and authorized number of shares of Common Stock of each class immediately after effecting the Amendments:
Class	Number of Shares	Aggregate Par Value
Class A Common Stock (Leuthold Core Investment Fund)	250,000,000	$25,000
Class AI Common Stock (Leuthold Core Investment Fund Institutional Shares)	250,000,000	$25,000
Class B Common Stock (Leuthold Select Industries Fund)	250,000,000	$25,000
Class C Common Stock (Grizzly Short Fund)	250,000,000	$25,000
Class E Common Stock (Leuthold Global Fund)	250,000,000	$25,000
Class EI Common Stock (Leuthold Global Fund Institutional Shares)	250,000,000	$25,000
Class D Common Stock (Leuthold Core ETF)	250,000,000	$25,000
SIXTH:  That the respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class are as set forth in Section B of Article IV of the Company’s Articles of Incorporation, as amended to date.
NINTH:  These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.
[Signatures follow on next page.]
3

IN WITNESS WHEREOF, the undersigned officers of the Company who executed the foregoing Articles Supplementary hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties of perjury.
Dated this 20th day of December, 2019.
LEUTHOLD FUNDS, INC.

By:   /s/ John C. Mueller
 John C. Mueller, President

Attest:     /s/ Glenn R. Larson
       Glenn R. Larson, Assistant Secretary

Signature Page